Exhibit 8.1

List of Consolidated and Associated Companies at December 31, 2005

A. Fully Consolidated

		Ownership Interest in %
		2005	2004	2003
Aidi Center SPRL	Belgium	—	100.0	100.0
Alfa-Beta Vassilopoulos S.A.	81, Spata Ave., Gerakas, Athens, Greece	60.6	50.6	50.6
Aniserco SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Athenian Real Estate Development, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Atlas A.S.	Za Panskou zahradou 1018, 252 19 Rudna, Czech Republic	100.0	100.0	100.0
ATTM Consulting and Commercial, Ltd.	Kyriakou Matsi, 16 Eagle House, 10th floor, Agioi Omologites, P.C. 1082, Nicosia, Cyprus	100.0	100.0	70.0
Backambacht NV(7)	Schietstandlaan 9, 2300 Turnhout, Belgium	100.0	—	—
Bevermart NV(7)	Heppensesteenweg 34, 3581 Beringen, Belgium	100.0	—	—
Bonney Wilson & Sons, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Bugmart NV(7)	Kerkstraat 90, 9255 Buggenhout, Belgium	100.0	—	—
Delhaize America, Inc.	2110 Executive Drive, Salisbury, NC 28145-1330, U.S.A.	100.0	100.0	100.0
Delhaize Deutschland GmbH	Kapuzinergraben 19, 52062 Aachen, Germany	100.0	100.0	100.0
Delhaize Finance B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize Insurance Company, Inc.	76 St. Paul Street, Suite 500, Burlington,	100.0	100.0	100.0
	VT 05401-4477, U.S.A.
Delhaize Luxembourg S.A.	6, Route d’Olm, Zone Industrielle, 8287 Kehlen,	100.0	100.0	100.0
	Grand-Duchy of Luxembourg
Delhaize Siam, Ltd.(1)	Thailand	100.0	100.0	100.0
Delhaize The Lion America, Inc.	950 East Paces Ferry Road, Atlanta, GA 30326, U.S.A.	100.0	100.0	100.0
Delhaize The Lion Asia, Ltd.	Hong Kong	—	100.0	100.0
Delhaize The Lion Coordination Center SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delhaize “The Lion” Nederland B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize The Lion Pacific, PLC	Solid Group Building 104, Floor 5, Soi Pattanakarn 40
	(Thavorn), Keth Suan Luang, Bangkok 10250, Thailand	100.0	100.0	100.0
Delhome SA	Bld de l’Humanité 219/221, 1620 Drogenbos, Belgium	100.0	100.0	100.0
Delimmo SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delnemo A.S.	Za Panskou zahradou 1018, 252 19 Rudna, Czech Republic	100.0	100.0	100.0
Delrest, Inc.(1)	950 East Paces Ferry Road, Atlanta, GA 30326, U.S.A.	100.0	100.0	100.0
Delshop SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delvita A.S.	Za Panskou zahradou 1018, 252 19 Rudna, Czech Republic	100.0	100.0	100.0
Delvita SK, s.r.o.(2)	Slovakia	100.0	100.0	100.0
Distra NV	Belgium	—	100.0	—
Distri Group 21 NV(7)	Everdongenlaan 21, 2300 Turnhout, Belgium	100.0	—	—
DZA Brands, LLC	2110 Executive Drive, Salisbury, NC 28145-1330, U.S.A.	100.0	100.0	100.0
Ecad NV(7)	Stationsstraat 19, 9900 Eeklo, Belgium	100.0	—	—
ENA S.A.	81, Spata Ave., Gerakas, Athens, Greece	60.6	50.6	50.6
Esmart NV(7)	Floris Primsstraat 24, 2280 Grobbedonk, Belgium	100.0	—	—
Essex Realty Corp., Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Flashmarkt NV(7)	Lindenlaan 3, 2340 Beerse, Belgium	100.0	—	—
FL Food Lion, Inc.	PO Box 1330, Salisbury, NC 28145-1330, U.S.A.	100.0	100.0	100.0
Food Lion, LLC	2110 Executive Drive, Salisbury, NC 28145-1330, U.S.A.	100.0	100.0	100.0
Food Lion (Thailand), Ltd.(3)	Thailand	100.0	100.0	100.0
Food Lion Thailand, Inc.(3)	2110 Executive Drive, Salisbury, NC 28145-1330, U.S.A.	100.0	100.0	100.0
Golden Power 95 Com S.R.L.	Romania	—	100.0	100.0
Haagmart NV(7)	Markt 10, 3150 Haacht, Belgium	100.0	—	—
Hannabro, Co.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Hannaford Bros., Co.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0

		Ownership Interest in %
		2005	2004	2003
Hannaford Licensing Corp.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Hannaford Procurement Corp.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Hannaford Trucking Company, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Hermfri NV(7)	Molsebaan 34, 2480 Dessel, Belgium	100.0	—	—
Heulcad NV(7)	Dorp 66, 2260 Westerlo/Heultje, Belgium	100.0	—	—
Huro NV(7)	Wezenstraat 4, 2370 Arendonk, Belgium	100.0	—	—
J.H. Harvey Co., LLC	727 South Davis Street, Nashville, GA 31639, U.S.A.	100.0	100.0	100.0
Jobmart NV(7)	Beukenlei 9, 2960 Brecht/Sint-Job-in’t-Goor, Belgium	100.0	—	—
Kash n’ Karry Food Stores, Inc.	6422 Harney Road, Tampa, FL 33619, U.S.A.	100.0	100.0	100.0
Kastelmart NV(7)	Markt 41, 2460 Kasterlee, Belgium	100.0	—	—
Katdrink NV(7)	Leliestraat 59, 2860 Sint-Katelijne-Waver, Belgium	100.0	—	—
Katmart NV(7)	Leliestraat 59, 2860 Sint-Katelijne-Waver, Belgium	100.0	—	—
Koermart NV(7)	Pieter Vanhoudtstraat 49, 3582 Beringen, Belgium	100.0	—	—
Kommar NV(7)	Nijverheidsstraat 14, 2350 Vosselaar, Belgium	100.0	—	—
Ledemart NV(7)	Stadionsstraat 26, 9190 Stekene, Belgium	100.0	—	—
Leoburg NV(7)	Jacoletstraat 24, 3970 Leopoldsburg, Belgium	100.0	—	—
Lion Garden Food Company, Ltd. (3)	Thailand	100.0	100.0	100.0
Lithia Springs, LLC	6472 East Church Street, Suite H, Douglasville GA 30134, U.S.A.	60.0	60.0	60.0
Maascad NV(7)	Rijksweg 379, 3630 Maasmechelen, Belgium	100.0	—	—
Martin’s Food of South Burlington, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Mega Doi S.R.L	Bd. Ion Mihalache nr. 92 bl. A2-44, et. 1, sector 1,
Bucharest, Romania		99.9	99.9	86.0
Mega Dolphin S.A.	Romania	—	100.0	81.4
Mega Image S.R.L.	Bd. Ion Mihalache nr. 92 bl. A2-44, et. 1, sector 1,
Bucharest, Romania		100.0	100.0	70.0
Merelmart NV(7)	Fraterstraat 86/B, 9820 Merelbeke, Belgium	100.0	—	—
Molmart NV(7)	‘T Laar 2, 2400 Mol, Belgium	100.0	—	—
NP Lion Leasing & Consulting, Ltd.(1)	Kyriakou Matsi, 16 Eagle House, 10th floor, Agioi Omologites, P.C. 1082, Nicosia, Cyprus	100.0	100.0	70.0
Octomarket NV(7)	Poederleeseweg 25, 2275 Lille, Belgium	100.0	—	—
Parkshopping NV(7)	Parklaan 170, 2300 Turnhout, Belgium	100.0	—	—
Plain Street Properties, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Points Plus Punten SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Progressive Distributors, Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
Redelcover S.A.	Avenue de la Gare 65, 1611 Luxembourg, Grand-Duchy of Luxembourg	100.0	100.0	100.0
Regab B.V.	The Netherlands	—	100.0	100.0
Rethy NV(7)	Grote Markt 14C, 2260 Westerlo, Belgium	100.0	—	—
Risk Management Services, Inc.	PO Box 1330, Salisbury, NC 28145-1330, U.S.A.	100.0	100.0	100.0
Serdelco S.A.	Avenue de la Créativité 4, 59650 Villeneuve d’Ascq, France	100.0	100.0	100.0
7 Seasons NV(7)	Parklaan 170, 2300 Turnhout, Belgium	100.0	—	—
Shop ‘N Save-Mass., Inc.	PO Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	100.0
SID SA	Belgium	—	—	100.0
Svemark B.V.	The Netherlands	—	100.0	100.0
Super Dolphin S.A.	Romania	—	—	70.0
Supermarkten Voeten-Hendrickx NV(7)	Markt 18, 2470 Retie, Belgium	100.0	—	—
The Pride Reinsurance Company, Ltd.	Fitzwilliam Square 38/39, Dublin 2, Ireland	100.0	100.0	100.0
Trofo S.A.	Greece	—	—	50.6
Vadis SPRL	Belgium	—	100.0	100.0
Vangeelder NV(7)	Logen 6, 2440 Geel, Belgium	100.0	—	—
Victory Distributors, Inc.	P.O. Box 1000, Portland, ME 04104, U.S.A.	100.0	100.0	—
Viginti NV(7)	Bruulstraat 2, 9450 Haaltert, Belgium	100.0	—	—
Wambacq & Peeters SA	Isidoor Crockaertstraat 25, 1731 Zellik, Belgium	85.0	85.0	85.0
Warenhuizen Troukens-Peeters NV(1)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	—
Wilmart NV(7)	Dendermondsesteenweg 31, 2830 Willebroek, Belgium	100.0	—	—
Wintrucks SA	Isidoor Crockaertstraat 25, 1731 Zellik, Belgium	88.0	88.0	88.0

B. Joint Ventures - proportionally consolidated
		Ownership Interest in %
		2005	2004	2003
Shop ‘N Save, PLC (4)	Singapore	—	—	49.0
P.T. Lion Super Indo, LLC (5)	JI. Ancol I n°9-10, Ancol Barat, Jakarta, Indonesia	51.0	51.0	51.0

C. Associated Companies - Accounted for under the equity method:
Super Discount Markets, Inc. (6)	Thornton Road 420, Lithia Springs, GA 30057, U.S.A.	60.0	60.0	60.0
Debarry Center	U.S.A.	—	50.0	50.0

(1)	In liquidation.
(2)	In February 2005, Delhaize Group discontinued its operations in Slovakia.
(3)	In August 2004, Delhaize Group discontinued its operations in Thailand.
(4)	Delhaize Group sold its 49% interest in Shop N Save in November 2003. Shop N Save was accounted for as a joint venture because Delhaize Group shared control over it with another party.
(5)	P.T. Lion Super Indo, LLC (“Super Indo”) is accounted for as a joint venture because Delhaize Group shares control with another party. Delhaize Group’s interest in assets and liabilities of Super Indo is as follows:

	December 31,
	2005	2004	2003
(in millions of EUR)
Non-current assets	4.2	4.1	4.8
Current assets	10.2	7.3	7.5
Non-current liabilities	0.5	—	0.5
Current liabilities	7.0	6.0	6.4

Sales and other revenue of Super Indo included in the Group’s result was EUR 55.7 million, EUR 55.2 million and EUR 52.7 million for 2005, 2004 and 2003, respectively. Net income of Super Indo, LLC included in the Group’s results was EUR 1.6 million, EUR 1.4 million and EUR 0.5 million, in 2005, 2004 and 2003, respectively.

(6)	On November 12, 2001, Super Discount Markets (SDM) filed for protection under Chapter 11 of the U.S. bankruptcy code and is in liquidation. Since filing for bankruptcy, SDM is accounted for under the equity method for a value of zero.
(7)	Companies acquired as part of the acquisition of Cash Fresh in May 2005.